Alliqua BioMedical’s CEO Issues Midyear Corporate Update for Shareholders

LANGHORNE, PA -- July 10, 2014 -- David Johnson, Chief Executive Officer of Alliqua Biomedical, Inc. (NASDAQ:ALQA) (“Alliqua” or “the Company”), has issued the following letter to shareholders:

Dear Shareholders,

As we move into the second half of 2014, I wanted to update you on Alliqua’s progress since my last update earlier in the year, as we are very encouraged by Alliqua’s progress during these past six months. You might remember that I pointed to three key areas of progress to look for in 2014 and I am happy to announce that we have exceeded each goal we set. Let's review each one of them separately:

Revenue Progression

I am pleased to report that Alliqua has achieved one more milestone in its corporate history by exceeding $1 million of revenue for the second quarter. This milestone demonstrates the sales force we hired in Q1 is starting to penetrate the market with our four technology platforms and 48 SKUs. In particular, we were very happy to see our Sorbion brand, now on the market for eight months with Alliqua, continuing to achieve greater levels of sales. The Therabond® 3D franchise that was purchased from Choice Therapeutics this past May had strong sales in June and our 23 sales reps have now been trained on Therabond in order to further future growth. Finally, our hydrogel platform continues to fill a strong niche in the hydrogel sector of the wound market. This quarter is a great example of the balanced revenue that our business model continues to present with our four technology platforms and the advantage of having a “suite of technology solutions” for the wound care practitioner.

Entry into the Regenerative Medicine Space

As many of you know, we launched Biovance®, our human amniotic membrane allograft, in April of this year at the Symposium on Advanced Wound Care (SAWC). We are very pleased with the initial results, as we have principally targeted hospitals where Diagnosis Related Group-reimbursed procedures are performed, and of course the VA. In fact, some of our major competitors have mentioned us in their earnings calls recently, which is, of course, the best form of flattery. It is very important to note that Biovance is produced solely from human amnion separated from the chorion. We believe the scientific consensus is that this single-layer allograft (excluding the chorion layer) provides a natural basement membrane and natural scaffold for the cell attachment and proliferation needed for tissue repair with minimized inflammation and scarring.

Of course, having a world-class corporation such as Celgene behind this science continues to lend a large amount of credibility to this story. Celgene is one of the world’s leading biotech companies, and it has successfully developed immunologic drugs and brought leading hematology and cancer drugs to the market. Our partnership continues to actively leverage the scientific expertise, resources and infrastructure of Celgene in advancing the science and bringing meaningful products to patients.

Expanding Our Portfolio

As I have stated from day one, our vision is to build a suite of advanced, world-class wound care solutions that can address the entire spectrum of challenges presented by chronic and acute wounds. Although we are not quite there yet, our suite of four technologies has provided us with a broader solution than most single technology companies in the market. Already, wound care providers have applauded us for this approach. As mentioned above, in the first half of 2014, we completed the acquisition of Choice Therapeutics. Therabond 3D Antimicrobial Technology has strong penetration into the burn market, with a line of products to address the post-surgical and chronic wounds arenas. We are very pleased about this addition to our portfolio. Moving forward, we continue to build on a strong pipeline from both Sorbion and Celgene, together with a targeted approach to business development. We intend to focus our attention on these specific target areas: regenerative technologies; antimicrobial technologies; and novel technologies that we believe will displace the current standard of care.

Financial Position

As we announced in April, we recently completed a capital raise of just over $20M. This raise was significant on four counts: first, 25 percent of the raise came from warrant holders who exercised those warrants with more than four years remaining on the term of the warrants; second, three of our major institutional investors (Celgene, Broadfin and Perceptive) added to their position; and third, we were able to bring in several other quality investors. Fourthly, and equally as important, these world-class investors were willing to buy our stock at a premium to share market price. Having greater than $20M on our balance sheet going into the last half of 2014 has clearly de-risked our business plan, and allowed for some flexibility in small tuck-in acquisitions. We expect to report our full financial results no later than August 14, 2014.

So yes, it has been a busy six months; but as you can see, some strong progress has been made. Going forward into the second half of the year, our goals will be the following:

•	Continued penetration of the market with our four technology platforms by our direct and indirect sales forces generating revenue growth quarter-on-quarter.

•	Expanding our regenerative franchise through both Biovance penetration and submitting our next technology platform for regulatory clearance.

•	Increasing our technology and product portfolio through targeted and accretive business development.

We look forward to continuing to update you.

Thank you for your support as a shareholder of Alliqua. We truly appreciate it.

Dave Johnson

Chief Executive Officer

About Alliqua BioMedical, Inc.

Alliqua BioMedical is a provider of advanced wound care solutions. Through its sales and distribution network, together with its proprietary products, Alliqua BioMedical provides a suite of technological solutions to enhance the wound care practitioner's ability to deal with the challenges of healing both chronic and acute wounds.

In addition, Alliqua BioMedical can provide a custom manufacturing solution to partners in the medical device and cosmetics industry, utilizing its proprietary hydrogel technology. Alliqua BioMedical currently markets its line of hydrogel products for wound care under the SilverSeal® and Hydress® brands, as well as the Sorbion sachet S® and Sorbion sana® wound care products, and its TheraBond 3D® advanced dressing which incorporates the TheraBond 3D® Antimicrobial Barrier Systems technology. It also has the right to develop and market the advanced wound care products Biovance® and Extracellular Matrix (ECM), as part of its agreement with Celgene Cellular Therapeutics. Alliqua BioMedical’s electron beam production process, located at its 16,000 square foot GMP manufacturing facility in Langhorne, PA, allows Alliqua BioMedical to develop and custom manufacture a wide variety of hydrogels. Alliqua BioMedical's hydrogels can be customized for various transdermal applications to address market opportunities in the treatment of wounds as well as the delivery of numerous drugs or other agents for pharmaceutical and cosmetic industries.

For additional information, please visit http://www.alliqua.com. To receive future press releases via email, please visit http://ir.stockpr.com/alliqua/email-alerts.

Any statements contained in this press release regarding our ongoing research and development and the results attained by us to-date have not been evaluated by the Food and Drug Administration.

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements. Forward-looking statements are generally identifiable by the use of words like "may," "will," "should," "could," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties outside of our control that can make such statements untrue, including, but not limited to, inadequate capital, adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, termination of contracts or agreements, technological obsolescence of our products, technical problems with our research and products, price increases for supplies and components, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists and other specific risks. We currently have no commercial products intended to diagnose, treat, prevent or cure any disease. The statements contained in this press release regarding our ongoing research and development and the results attained by us to-date have not been evaluated by the Food and Drug Administration. There can be no assurance that further research and development, and/or whether clinical trial results, if any, will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that we will be able to develop new products on the basis of our technologies. In addition, other factors that could cause actual results to differ materially are discussed in our Annual Report on Form 10-K filed with the SEC on March 24, 2014, and our most recent Form 10-Q filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. We undertake no obligation to publicly update or revise our forward-looking statements as a result of new information, future events or otherwise.

CONTACT:

Alliqua BioMedical, Inc.
Brian M. Posner, +1-215-702-8550
Chief Financial Officer
bposner@alliqua.com

or

Investor Relations:
Westwicke Partners on behalf of Alliqua Biomedical, Inc.
Mike Piccinino, CFA +1-443-213-0500
AlliquaBiomedical@westwicke.com

or

Public Relations:
Dian Griesel Int'l.
Susan Forman or Laura Radocaj, +1-212-825-3210
sforman@dgicomm.com
lradocaj@dgicomm.com